Exhibit 14

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Representations and Warranties” in the Combined Information Statement/Prospectus of The Hartford Quality Bond Fund and The Hartford Total Return Bond Fund (each a series of The Hartford Mutual Funds, Inc., and, collectively, the “Funds”) included in this Pre-Effective Amendment No. 1 to the Registration Statement (Form N-14) of The Hartford Mutual Funds, Inc., and the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information dated February 28, 2020, incorporated by reference in this Pre-Effective Amendment No. 1 to the Registration Statement, and to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement of our reports dated December 30, 2019, on the financial statements and financial highlights included in the Funds’ 2019 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 29, 2020